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                            LENNOX INTERNATIONAL INC.


                                  $100,000,000


                                  SENIOR NOTES


                             MASTER SHELF AGREEMENT


                          DATED AS OF OCTOBER 15, 1999






===============================================================================

---------------------------------------
THIS AGREEMENT CONTAINS CONFIDENTIALLY
PROVISIONS (SECTION 20)
---------------------------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.  AUTHORIZATION OF ISSUE OF NOTES...........................................1
2.  PURCHASE AND SALE OF NOTES................................................2
    2.1. Facility.............................................................2
    2.2. Issuance Period......................................................2
    2.3. Periodic Spread Information..........................................2
    2.4. Request for Purchase.................................................3
    2.5. Rate Quotes..........................................................3
    2.6. Acceptance...........................................................3
    2.7. Market Disruption....................................................4
    2.8. Fees.................................................................4
     2.8.1 Facility Fee.......................................................4
     2.8.2 Delayed Delivery Fee...............................................4
     2.8.3.Cancellation Fee...................................................5
3.  CLOSING...................................................................5
    3.1. Closings.............................................................5
    3.2. Rescheduled Closings.................................................6
4.  CONDITIONS OF CLOSING.....................................................6
    4.1. Certain Documents....................................................6
    4.2. Representations and Warranties; No Default...........................7
    4.3. Purchase Permitted by Applicable Laws................................7
    4.4. Legal Matters........................................................8
    4.5. Proceedings..........................................................8
    4.6. Changes in Corporate Structure.......................................8
    4.7. Fees.................................................................8
5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................8
    5.1. Organization; Power and Authority....................................8
    5.2. Authorization, etc...................................................9
    5.3. Disclosure...........................................................9
    5.4. Organization and Ownership of Shares of Subsidiaries.................9
    5.5. Financial Statements.................................................9
    5.6. Compliance with Laws, Other Instruments, etc........................10
    5.7. Governmental Authorizations, etc....................................10
    5.8. Litigation; Observance of Statutes and Orders.......................10
    5.9. Taxes...............................................................11
    5.10. Title to Property; Leases..........................................11
    5.11. Licenses, Permits, etc.............................................11
    5.12. Compliance with ERISA..............................................11
    5.13. Private Offering by the Company....................................12
    5.14. Use of Proceeds; Margin Regulations................................12
    5.15. Existing Indebtedness..............................................13
    5.16. Foreign Assets Control Regulations, etc............................13
    5.17. Status under Certain Statutes......................................13


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
    5.18. Hostile Tender Offers..............................................13
    5.19. Year 2000..........................................................13
6.  REPRESENTATIONS OF THE PURCHASERS........................................14
    6.1. Purchase for Investment.............................................14
    6.2. Source of Funds.....................................................14
7.  INFORMATION AS TO COMPANY................................................15
    7.1. Financial and Business Information..................................15
    7.2. Officer's Certificate...............................................18
    7.3. Inspection; Confidentiality.........................................18
8.  PREPAYMENT OF THE NOTES..................................................19
    8.1. Required Prepayments................................................19
    8.2. Optional Prepayments with Make-Whole Amount.........................19
    8.3. Allocation of Partial Prepayments...................................19
    8.4. Maturity; Surrender, etc............................................20
    8.5. Purchase of Notes...................................................20
    8.6. Make-Whole Amount...................................................20
9.  AFFIRMATIVE COVENANTS....................................................21
    9.1. Compliance with Law.................................................21
    9.2. Insurance...........................................................22
    9.3. Maintenance of Properties...........................................22
    9.4. Payment of Taxes....................................................22
    9.5. Corporate Existence, etc............................................22
    9.6. Purchase of Note Upon Change of Control.............................23
    9.7. Most Favored Lender's Status........................................24
    9.8. Covenant to Secure Notes Equally....................................25
    9.9. Environmental Matters...............................................25
10. NEGATIVE COVENANTS.......................................................26
    10.1. Transactions with Affiliates.......................................26
    10.2. Merger, Consolidation, etc.........................................26
    10.3. Sale of Assets, etc................................................27
    10.4. Incurrence of Indebtedness.........................................28
    10.5. Liens..............................................................28
    10.6. Restricted Payments................................................30
    10.7. Consolidated Net Worth.............................................30
    10.8. Limitation on Dividend Restrictions, etc...........................30
    10.9. Limitation on Restricted Indebtedness..............................30
    10.10. Preferred Stock of Restricted Subsidiaries........................30
    10.11. No Redesignation of Restricted Subsidiaries.......................30
    10.12. Additional Provisional Covenants..................................30
     10.12.1. Lines of Business..............................................30
     10.12.2. Liens..........................................................30
     10.12.3. Financial Covenants............................................31
     10.12.4. Limitation on Restricted Indebtedness..........................33
11. EVENTS OF DEFAULT........................................................33
12. REMEDIES ON DEFAULT, ETC.................................................35


                                      ii
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
    12.1. Acceleration.......................................................35
    12.2. Other Remedies.....................................................35
    12.3. Rescission.........................................................35
    12.4. Waivers or Election of Remedies, Expenses, etc.....................36
13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES............................36
    13.1. Registration of Notes..............................................36
    13.2. Transfer and Exchange of Notes.....................................36
    13.3. Replacement of Notes...............................................37
14. PAYMENTS ON NOTES........................................................37
    14.1. Place of Payment...................................................37
    14.2. Home Office Payment................................................37
15. EXPENSES, ETC............................................................38
    15.1. Transaction Expenses...............................................38
    15.2. Survival...........................................................38
16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.............38
17. AMENDMENT AND WAIVER.....................................................39
    17.1. Requirements.......................................................39
    17.2. Solicitation of Holders of Notes...................................39
    17.3. Binding Effect, etc................................................39
    17.4. Notes held by Company, etc.........................................40
18. NOTICES..................................................................40
19. REPRODUCTION OF DOCUMENTS................................................41
20. CONFIDENTIAL INFORMATION.................................................41
21. SUBSTITUTION OF PURCHASER................................................42
22. MISCELLANEOUS............................................................42
    22.1. Successors and Assigns.............................................42
    22.2. Payments Due on Non-Business Days..................................43
    22.3. Severability.......................................................43
    22.4. Construction.......................................................43
    22.5. Counterparts.......................................................43
    22.6. Governing Law......................................................43

Schedule A--Purchaser Schedule
Schedule B--Defined Terms
Exhibit 1--Form of Note
Exhibit 2.4--Form of Request for Purchase
Exhibit 2.6--Form of Confirmation of Acceptance
Exhibit 4.4(e)--Form of Opinion of Counsel to the Company
Exhibit 5.4--Lennox International Inc. Subsidiaries
Exhibit 5.15--Lennox International Inc. and Restricted Subsidiaries Indebtedness

                           LENNOX INTERNATIONAL INC.
                              2140 LAKE PARK BLVD.
                            RICHARDSON, TEXAS 75080



                                                         As of October 15, 1999



To:      The Prudential Insurance Company of America
           (herein called "PRUDENTIAL")
         Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential, the "PURCHASERS")
         c/o Prudential Capital Group
         Gateway Center Four
         100 Mulberry Street
         Newark, NJ 07102-4069

Ladies and Gentlemen:

                  The undersigned, Lennox International Inc. (the "COMPANY"), hereby agrees with each Purchaser as follows:

                  1. AUTHORIZATION OF ISSUE OF NOTES. The Company has authorized the issue of its senior promissory notes (the "NOTES") in the aggregate principal amount of $100,000,000, to be dated the date of issue thereof; to mature, in the case of each Note so issued, no more than 15 years after the date of original issuance thereof; to have an average life, in the case of each note so issued, of no more than 12 years after the date of original issuance thereof; to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to
Section 2.6; and to be substantially in the form of Exhibit 1 attached hereto. The term "NOTES" as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same installment payment dates, (iii) the same installment payment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods, and (vi) the same original date of issuance are herein called a "SERIES" of Notes. Capitalized terms used herein have the meanings specified in Schedule B.

                  2.   PURCHASE AND SALE OF NOTES.

                  2.1. FACILITY. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Notes is herein called the "FACILITY". At any time, the aggregate principal amount of Notes stated in Section 1, minus the aggregate principal amount of Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time is herein called the "AVAILABLE FACILITY AMOUNT" at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

                  2.2. ISSUANCE PERIOD. Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if any such anniversary is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a notice stating that it elects to terminate the issuance and sale of Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Notes may be issued and sold pursuant to this Agreement is herein called the "ISSUANCE PERIOD".

                  2.3. PERIODIC SPREAD INFORMATION. Provided no Default or Event of Default exists, not later than 9:30 A.M. (New York City local time) on a Business Day during the Issuance Period if there is an Available Facility Amount on such Business Day, the Company may request by telecopier or telephone, and Prudential will, to the extent reasonably practicable, provide to the Company on such Business Day (or, if such request is received after 9:30 A.M. (New York City local time) on such Business Day, on the following Business
Day), information (by telecopier or telephone) with respect to various spreads at which Prudential or Prudential Affiliates might be interested in purchasing Notes of different average lives; provided, however, that the Company may not make such requests more frequently than once in every five Business Days or such other period as shall be mutually agreed to by the Company and Prudential. The amount and content of information so provided shall be in the sole discretion of Prudential but it is the intent of Prudential to provide information which will be of use to the Company in determining whether to initiate procedures for use of the Facility. Information so provided shall not constitute an offer to purchase Notes, and neither Prudential nor any Prudential Affiliate shall be obligated to purchase Notes at the spreads specified. Information so provided shall be representative of potential interest only for the period commencing on the day such information is provided and ending on the earlier of the fifth

Business Day after such day and the first day after such day on which further spread information is provided. Prudential may suspend or terminate providing information pursuant to this Section 2.3 if, in its sole discretion, it determines that there has been an adverse change in the credit quality of the Company after the date of this Agreement.

                  2.4. REQUEST FOR PURCHASE. The Company may from time to time during the Issuance Period make requests for purchases of Notes (each such request being a "REQUEST FOR PURCHASE"). Each Request for Purchase shall be made to Prudential by telecopier and confirmed by nationwide overnight delivery service (or local same-day delivery service to the Dallas office of Prudential Capital Group), and shall (i) specify the aggregate principal amount of Notes covered thereby, which shall not be less than $10,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, installment payment dates and amounts and interest payment periods (quarterly or semi-annual in arrears) of the Notes covered thereby, (iii) specify the use of proceeds of such Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in Section 5 are true on and as of the date of such Request for Purchase except to the extent of changes caused by the transactions herein contemplated or such representations and warranties that specifically relate to an earlier date, and that there exists on the date of such Request for Purchase no Event of Default or Default, and (vii) be substantially in the form of Exhibit 2.4 attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

                  2.5. RATE QUOTES. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to Section 2.4, Prudential may provide (by telephone promptly thereafter confirmed by telecopier, in each case no earlier than 9:30 A.M. and no later than 1:30 P.M. New York City local time) interest rate quotes for the several principal amounts, maturities, installment payment schedules, and interest payment periods of Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Notes until such balance shall have become due and payable, at which Prudential or a Prudential Affiliate would be willing to purchase such Notes at 100% of the principal amount thereof.

                  2.6. ACCEPTANCE. Within 30 minutes after Prudential shall have provided any interest rate quotes pursuant to Section 2.5 or, in the event that due to conditions in the market place it shall not be feasible to hold such interest rate quotes open 30 minutes, such shorter period as Prudential may specify to the Company (such period being the "ACCEPTANCE WINDOW"), the Company may, subject to Section 2.7, elect to accept such interest rate quotes as to not less than $10,000,000 aggregate principal amount of the Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window (but not earlier than 9:30 A.M. or later than 1:30 P.M., New York City local time) that the Company elects to accept such interest rate quotes, specifying the Notes (each such Note being an "ACCEPTED NOTE") as to which such acceptance (an "ACCEPTANCE") relates. The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the "ACCEPTANCE DAY" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. Subject to Section 2.7 and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit 2.6 attached hereto (a "CONFIRMATION OF ACCEPTANCE").

                  2.7. MARKET DISRUPTION. Notwithstanding the provisions of
Section 2.6, if Prudential shall have provided interest rate quotes pursuant to
Section 2.5 and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with Section 2.6 there shall occur a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the market for U.S. Treasury securities and other financial instruments, then such interest rate quotes shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this Section 2.7 are applicable with respect to such Acceptance.

                  2.8. FEES.

                  2.8.1. FACILITY FEE. The Company will pay to Prudential in immediately available funds a fee (the "FACILITY Fee") (i) at the time of the execution and delivery of this Agreement by the Company and Prudential, in an amount equal to $25,000 and (ii) on each Closing Day, in an amount equal to 0.125% of the aggregate principal amount of Notes sold on such Closing Day.

                  2.8.2. DELAYED DELIVERY FEE. If the closing of the purchase and sale of any Accepted Note is delayed for any reason (other than the failure of the Purchasers to purchase such Accepted Note if all conditions in Section 4 hereof have been fulfilled) beyond the original Closing Day for such Accepted Note, the Company will pay to Prudential on the Cancellation Date or actual closing date of such purchase and sale (if such Cancellation Date or closing date occurs on a date later than the date specified in the Confirmation of Acceptance for such Accepted Note), a fee (the "DELAYED DELIVERY FEE") calculated as follows:


                           (BEY - MMY) X DTS/360 X PA
where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note, "MMY" means Money Market Yield, i.e., the yield per annum on an alternative investment selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Notes having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the originally scheduled Closing Day with respect to such Accepted Note to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with Section 3.

                  2.8.3. CANCELLATION FEE. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of Section 3.3 that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being the "CANCELLATION DATE"), the Company will pay Prudential in immediately available funds an amount (the "CANCELLATION FEE") calculated as follows:

                                    PI X PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and "PA" has the meaning specified in Section 2.8.2. The foregoing bid and ask prices shall be as reported by Telerate Systems, Inc. (or, if such data for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

                  3. CLOSING.

                  3.1. CLOSINGS. Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group 2200 Ross Ave., Suite 4200E, Dallas, Texas 75201 the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the

Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Notes.

                  3.2. RESCHEDULED CLOSINGS. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in Section 3.1, or any of the conditions specified in Section 4 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify such Purchaser in writing whether (x) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 30 Business Days after such scheduled Closing Day (the "RESCHEDULED CLOSING DAY") and certify to such Purchaser that the Company reasonably believes that it will be able to comply with the conditions set forth in Section 4 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with Section 2.8.2 or
(y) such closing is to be canceled as provided in Section 2.8.3. In the event that the Company shall fail to give such notice referred to in the preceding sentence, such Purchaser may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled as provided in Section 2.8.3.

                  4. CONDITIONS OF CLOSING.

                  The obligation of any Purchaser to purchase and pay for any Accepted Notes is subject to the satisfaction, on or before the Closing Day for such Accepted Notes, of the following conditions:

                  4.1. CERTAIN DOCUMENTS. Such Purchaser shall have received the following, each dated the date of the applicable Closing Day:

                  (a) The Accepted Note(s) to be purchased by such Purchaser.

                  (b) Certified copies of the resolutions of the Board of Directors of the Company authorizing this Agreement and the Accepted Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Accepted Notes.

                  (c) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Accepted Notes and the other documents to be delivered hereunder.

                  (d) Certified copies of the Certificate of Incorporation and By-laws of the Company.

                  (e) Favorable opinions of Anne W. Teeling, Assistant General Counsel of the Company, satisfactory to such Purchaser and substantially in the form of Exhibit 4.4(e) attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Accepted Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

                  (f) A good standing certificate for the Company from the Secretary of State of DELAWARE dated of a recent date and such other evidence of the status of the Company as such Purchaser may reasonably request.

                  (g) For any Closing Day occurring before January 1, 2000, a duly completed response to the Year 2000 Due Diligence Questionnaire supplied by the Securities Valuation Office of the National Association of Insurance Commissioners or copies of the Company's Year 2000 disclosure contained in the most recent Securities Act and/or Securities Exchange Act of 1934 filing together with a letter from the Company identifying them as such.

                  (h) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

                  4.2. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in Section 5 shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated or such representations and warranties specifically relate to an earlier date; there shall exist on such Closing Day no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects.

                  4.3. PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Accepted Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

                  4.4. LEGAL MATTERS. Counsel for such Purchaser, including any special counsel for the Purchasers retained in connection with the purchase and sale of such Accepted Notes, shall be satisfied as to all legal matters relating to such purchase and sale, and such Purchaser shall have received from such counsel favorable opinions as to such legal matters as it may request.

                  4.5. PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and it shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                  4.6. CHANGES IN CORPORATE STRUCTURE. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, except as permitted by this Agreement of which the Company shall have notified Prudential in writing prior to submitting the Request for Purchase for the Accepted Notes to be purchased on such Closing Day.

                  4.7. FEES. The Company shall have paid on or before such Closing Day all fees required to be paid pursuant to Section 2.8.

                  5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                     The Company represents and warrants to each Purchaser that:

                  5.1. ORGANIZATION; POWER AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

                  5.2. AUTHORIZATION, ETC. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  5.3. DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There has been no change in the financial condition, operations, business, properties or prospects of the Company or any of its Subsidiaries since the date of the most recent audited financial statements furnished by the Company and referred to in Section 5.5 except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the most recent audited financial statements furnished by the Company to each Purchaser and referred to in Section 5.5.

                  5.4. ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES.

                  (a) Schedule 5.4 is (except as noted therein) a complete and correct list of the Company's Subsidiaries as of September 30, 1999, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, and specifying whether such Subsidiary is designated a Restricted Subsidiary.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

                  (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                  5.5. FINANCIAL STATEMENTS. The Company has furnished each Purchaser of any Accepted Notes with the following financial statements, identified by a principal financial officer of the Company: (i) a balance sheet of the Company as at December 31 in each of the five fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and statements of income, stockholders' equity and cash flows of the Company for each such year, all reported on by Arthur Andersen, LLP; and (ii) a balance sheet of the Company as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and statements of income, stockholders' equity and cash flows for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved (except to the extent stated therein) and show all liabilities, direct and contingent, of the Company required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and cash flows for the periods indicated.

                  5.6. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

                  5.7. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

                  5.8. LITIGATION; OBSERVANCE OF STATUTES AND ORDERS

                  (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company nor any Subsidiary is in default under any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                  5.9. TAXES. The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1995.

                  5.10. TITLE TO PROPERTY; LEASES. The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business or as otherwise permitted herein, of which the Company shall have notified Prudential in writing prior to submitting the Request for Purchase for the Accepted Notes to be purchased on a Closing Day for which this representation is to be given), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

                  5.11. LICENSES, PERMITS, ETC. The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

                  5.12. COMPLIANCE WITH ERISA.

                  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                  (b) The present value of the aggregate accrued plan benefit liabilities under each of the Plans that are subject to Title IV of ERISA (other than Multiemployer Plans), determined in accordance with Financial Accounting Standards Board Statement No. 87 as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $3,000,000 in the case of any single Plan and by more than $3,000,000 in the aggregate for all Plans.

                   (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                  (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries was approximately $17,955,591 as of December 31, 1998.

                  (e) The execution and delivery of this Agreement and the issuance and sale of the Notes to a Purchaser hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of the representation of such Purchaser in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

                  5.13. PRIVATE OFFERING BY THE COMPANY. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

                  5.14. USE OF PROCEEDS; MARGIN REGULATIONS The Company will apply the proceeds of the sale of Notes as set forth in the Request for Purchase for such Notes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the

Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Restricted Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

                  5.15. EXISTING INDEBTEDNESS. Except as described therein,
Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness of Restricted Subsidiaries to the Company or other Wholly-Owned Restricted Subsidiaries) as of September 30, 1999. Neither the Company nor any of its Restricted Subsidiaries has outstanding any indebtedness except as permitted by Sections 10.4 and 10.9. Neither the Company nor any Restricted Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Restricted Subsidiary, and no event or condition exists with respect to any Indebtedness of the Company or any Restricted Subsidiary the outstanding principal amount of which exceeds $3,000,000 in the aggregate that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. To the knowledge of the Responsible Officers of the Company, no event or condition exists with respect to any Indebtedness of the Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  5.16. FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

                  5.17. STATUS UNDER CERTAIN STATUTES. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

                  5.18. HOSTILE TENDER OFFERS. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

                  5.19. YEAR 2000. The Company and its Subsidiaries have conducted an analysis of, and developed a compliance program with respect to, the effect of the Year 2000 upon the key software, tradeware, telecommunications, physical plant and automated processes of the Company and its Subsidiaries and upon their key customers and suppliers. The Company anticipates that such compliance program will be substantially completed by October

31, 1999 and that the impact of Year 2000 on the Company, its Subsidiaries and the key customers and suppliers of the Company and its Subsidiaries will not be such as to have a Material Adverse Effect.

                  6. REPRESENTATIONS OF THE PURCHASERS.

                  6.1. PURCHASE FOR INVESTMENT. Each Purchaser represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of its or their property shall at all times be within its or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

                  6.2. SOURCE OF FUNDS. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

                  (a) the Source is an "INSURANCE COMPANY GENERAL ACCOUNT" (as the term is defined in PTCE 95-60 (issued July 12, 1995)) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC ANNUAL STATEMENT")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTCE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

                  (b) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account or to any participant or beneficiary of such plan (including any annuitant), are not affected in any manner by the investment performance of the separate account; or

                  (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTCE 90-1 (issued January 29, 1990), or
(ii) a bank collective investment fund, within the meaning of the PTCE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (d) the Source constitutes assets of an "INVESTMENT FUND" (within the meaning of Part V of the QPAM Exemption) managed by a "QUALIFIED PROFESSIONAL ASSET MANAGER" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "CONTROL" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

                  (e) the Source is a governmental plan; or

                  (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or

                  (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

                  7. INFORMATION AS TO COMPANY.

                  7.1. FINANCIAL AND BUSINESS INFORMATION. The Company shall deliver to each holder of Notes that is an Institutional Investor:

                  (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of

                  (i) consolidated and consolidating balance sheets of the Company and its Restricted Subsidiaries and of the Company and its Subsidiaries as at the end of such quarter, and

                  (ii) consolidated and consolidating statements of income, changes in shareholders' equity and cash flows of the Company and its Restricted Subsidiaries and of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, all in reasonable detail and setting forth, in the case of such consolidated statements, in comparative form the figures for the corresponding periods in the previous fiscal year, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a); provided further that if such Form 10-Q does not contain consolidating information for the Company and its Restricted Subsidiaries, the Company shall also deliver to each such holder the consolidating information described in this Section 7.1(a);

                  (b) Annual Statements -- within 120 days after the end of each fiscal year of the Company, duplicate copies of

                  (i) consolidated and consolidating balance sheets of the Company and its Restricted Subsidiaries and of the Company and its Subsidiaries, as at the end of such year, and

                  (ii) consolidated and consolidating statements of income, changes in shareholders' equity and cash flows of the Company and its Restricted Subsidiaries and of the Company and its Subsidiaries, for such year;

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied, (1) in the case of the consolidated statements, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and (2) in the case of the consolidating statements, either certified by a Senior Financial Officer as fairly stating, or accompanied by a report thereon by such accountants containing a statement to the effect that such consolidating financial statements fairly state, the financial position and the results of operations and cash flows of the companies being reported upon in all material respects in relation to the consolidated financial statements for the periods indicated as a whole; provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of clauses (i) and (ii) of this Section 7.1(b); provided further that if such Form 10-K does not contain consolidating information for the Company and its Restricted Subsidiaries, the Company shall also deliver to each such holder the consolidating information described in this Section 7.1(b); and

                  (iii) a certificate of such accountants stating that in making the examination for such report, they have obtained no knowledge of any Default or Event of Default, or, if they have obtained knowledge of any Default or Event of Default, specifying the nature and period of existence thereof and the action the Company has taken or proposes to take with respect thereto.

                  (c) SEC and Other Reports - if the Company or any Restricted Subsidiary shall be required to file reports with the Securities and Exchange Commission, promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Restricted Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Restricted Subsidiary with the Securities and Exchange Commission;

                  (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof and the potential cost to the Company or such ERISA Affiliate resulting therefrom exceeds $500,000; or

                  (ii) the taking by the PBGC of steps to institute, or the threatening in writing by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

                  (f) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Restricted Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

                  7.2. OFFICER'S CERTIFICATE. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.3 through Section 10.9 hereof, inclusive, and with all Additional Covenants, if any, that involve calculations during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section or Additional Covenant, as the case may be, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections or Additional Covenants, as the case may be, and the calculation of the amount, ratio or percentage then in existence);

                  (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto;

                  (c) Management's Discussion and Analysis -- a written discussion and analysis by management of the financial condition and results of operations of the lines of business conducted by each material Restricted Subsidiary for such accounting period; and

                  (d) Litigation -- a written statement that, to the best of such Officer's knowledge after due inquiry, except as otherwise disclosed in writing to each holder of Notes, there is no litigation (including derivative actions), arbitration proceeding or governmental proceeding pending to which the Company or any Subsidiary is a party, or with respect to the Company or any Subsidiary or their respective properties, which has a significant possibility of materially and adversely affecting the business, operations, properties or condition of the Company or of the Company and its Subsidiaries taken as a whole.

                  7.3. INSPECTION; CONFIDENTIALITY. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                  (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with the Company's officers and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted

Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing;

                  (b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested; and

                  (c) Technical Data - anything herein to the contrary notwithstanding, neither the Company nor any of its Subsidiaries shall have any obligations to disclose pursuant to this Agreement any engineering, scientific, or other technical data without significance to a holder's analysis of the financial position of the Company and its Subsidiaries.

                  8. PREPAYMENT OF THE NOTES.

                  8.1. REQUIRED PREPAYMENTS. The Notes of each Series shall be subject to required prepayments, if any, set forth in the Notes of such Series.

                  8.2. OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any Series, in an amount not less than $1,000,000 (plus integral multiples of $100,000) of the aggregate principal amount of the Notes of such Series then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the Series of Notes to be prepaid in whole or part, the aggregate principal amount of the Notes of each Series to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes of the Series to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

                  8.3. ALLOCATION OF PARTIAL PREPAYMENTS. In the case of each partial prepayment of the Notes of any Series, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. Any partial prepayment of Notes of any Series pursuant to Section 8.2 shall be applied in satisfaction of payments of principal of the Notes of such Series in inverse order of their scheduled due dates.

                  8.4. MATURITY; SURRENDER, ETC. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

                  8.5. PURCHASE OF NOTES. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to Section 9.6. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to Section 9.6 or any other provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

                  8.6. MAKE-WHOLE AMOUNT. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero, and provided, further, that separate calculations of the Make-Whole Amount shall be made for each Series of Notes. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "PAGE 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                  9. AFFIRMATIVE COVENANTS.

                     The Company covenants that so long as any of the Notes are outstanding:

                  9.1. COMPLIANCE WITH LAW. The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Restricted Subsidiaries taken as a whole.

                  9.2. INSURANCE. The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

                  9.3. MAINTENANCE OF PROPERTIES. The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Restricted Subsidiaries taken as a whole.

                  9.4. PAYMENT OF TAXES. The Company will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax or assessment if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Restricted Subsidiaries taken as a whole.

                  9.5. CORPORATE EXISTENCE, ETC. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.3, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Restricted Subsidiaries taken as a whole.

                  9.6. PURCHASE OF NOTE UPON CHANGE OF CONTROL. At least 15 Business Days (or, in the case of any transaction permitted by Section 10.2 resulting in a Change of Control, at least 45 days) and not more than 90 days prior to the occurrence of any Change of Control, the Company will give written notice thereof to each holder of an outstanding Note in the manner and to the address specified for notices pursuant to this Section 9.6 for such holder in Schedule A or as otherwise specified by such holder in writing to the Company. Such notice shall contain (i) an offer by the Company to purchase, on the date of such Change of Control or, if such notice shall be delivered less than 35 days prior to the date of such Change of Control, on the date 35 days after the date of such notice (the "PURCHASE DATE"), all Notes held by each such holder at a price equal to 100% of the principal amount thereof, together with interest accrued thereon to the Purchase Date, (ii) the estimated amount of accrued interest, showing in reasonable detail the calculation thereof and
(iii) the Company's estimate of the date on which such Change of Control shall occur. Said offer shall be deemed to lapse as to any such holder which has not replied affirmatively thereto in writing within 35 days of the giving of such notice. As soon as practicable (and in any event at least 24 hours) prior to such Change of Control, the Company shall give written confirmation of the date thereof to each such holder which has affirmatively replied to the notice given pursuant to the first sentence of this Section 9.6. In the event that the Company shall purchase any Notes pursuant to this Section 9.6, the same shall thereafter be canceled and not reissued and shall not be deemed "OUTSTANDING" for any purpose of this Agreement.

                  For the purposes of this Section 9.6, a "CHANGE OF CONTROL" shall be deemed to occur if any New Owner shall acquire beneficial ownership of shares in the Company having Voting Rights pertaining thereto which would allow such New Owner to elect more members of the board of directors than could be elected by the exercise of all Voting Rights pertaining to shares in the Company then owned beneficially by the Norris Family. As used in this Section 9.6:

                  (i) "VOTING RIGHTS" pertaining to shares of a corporation means the rights to cast votes for the election of directors of such corporation in ordinary circumstances (without consideration of voting rights which exist only in the event of contingencies).

                  (ii) "NORRIS FAMILY" means all persons who are lineal descendants of D.W. Norris (by birth or adoption), all spouses of such descendants, all estates of such descendants or spouses which are in the course of administration, all trusts for the benefit of such descendants or spouses, and all corporations or other entities in which, directly or indirectly, such descendants or spouses (either alone or in conjunction with other such descendants or spouses) have the right, whether by ownership of stock or other equity interests or otherwise, to direct the management and policies of such corporations or other entities (each such person, spouse, estate, trust, corporation or entity being referred to herein as a "MEMBER" of the Norris Family). In addition, so long as any employee stock ownership plan exercises its Voting Rights in the same manner as members of the Norris Family (exclusive of employee stock ownership plans) who have a majority of the Voting Rights exercised by all such members of the Norris Family, such employee stock ownership plan shall be deemed a member of the Norris Family.

                  (iii) "NEW OWNER" means any person (other than a member of the Norris Family), or any syndicate or group of persons (exclusive of all members of the Norris Family) which would be deemed a "PERSON" for the purposes of
                         Section 13(d) of the Exchange Act, who directly or indirectly acquires shares in the Company.

Notwithstanding anything in this Section 9.6 to the contrary, if an Event of Default exists following a Change of Control and the Notes are accelerated pursuant to the provisions of Section 12.1, the holders of the Notes shall be entitled to receive the Make-Whole Amount relating to such accelerated amount as provided in Section 12.1.

                  9.7. MOST FAVORED LENDER'S STATUS. The Company will not and will not permit any Restricted Subsidiary to enter into, assume or otherwise be bound or obligated under any agreement creating or evidencing Indebtedness or any agreement executed and delivered in connection with any Indebtedness containing one or more Additional Covenants or Additional Defaults (as defined below), unless prior written consent to such agreement shall have been obtained pursuant to Section 17; provided, however, in the event the Company or any Restricted Subsidiary shall enter into, assume or otherwise become bound by or obligated under any such agreement without the prior written consent of the holders of the Notes, the terms of this Agreement shall, without any further action on the part of the Company or any of the holders of the Notes, be deemed to be amended automatically to include each Additional Covenant and each Additional Default contained in such agreement. The Company further covenants to promptly execute and deliver at its expense an amendment to this Agreement in form and substance satisfactory to the Required Holders evidencing the amendment of this Agreement to include such Additional Covenants and Additional Defaults, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this
Section 9.7, but shall merely be for the convenience of the parties hereto.

                  For purposes of this Agreement, (i) the term "ADDITIONAL COVENANT" shall mean any affirmative or negative covenant or similar restriction applicable to the Company or any Restricted Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (A) is similar to that of the covenants in
Section 9 or 10 of this Agreement, or related definitions in Schedule B to this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the holder or holders of such other Indebtedness (and such covenant or similar restriction shall be deemed an "ADDITIONAL COVENANT" only to the extent that it is more restrictive or more beneficial) or (B) is different from the subject matter of the covenants in Section 9 or 10 of this Agreement, or related definitions in Schedule B to this Agreement; and (ii) the term "ADDITIONAL DEFAULT" shall mean any provision which permits the holder of such Indebtedness to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise require the Company or any Restricted Subsidiary to purchase such Indebtedness prior to the stated maturity of such Indebtedness and which either
(A) is similar to the Defaults and Events of Default contained in Section 11 of this Agreement, or related definitions in Schedule B to this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth herein or is more beneficial to the holder or holders of such other Indebtedness (and such provision shall be deemed an "ADDITIONAL DEFAULT" only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (B) is different from the subject matter of the Defaults and Events of Default contained in Section 11 of this Agreement, or related definitions in Schedule B to this Agreement.

                  9.8. COVENANT TO SECURE NOTES EQUALLY. If the Company shall create, assume or permit to exist any Lien upon any of its property or assets, or permit any Restricted Subsidiary to create, assume or permit to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than those Liens permitted by the provisions of Section 10.5, the Company shall make or cause to be made effective provision whereby the Notes will be secured equally and ratably with any and all other obligations thereby secured, with the documentation for such security to be reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property. Any violation of Section 10.5 will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this Section 9.8.

                  9.9. ENVIRONMENTAL MATTERS.

                  (a) The Company will and will cause each of its Subsidiaries to comply in all material respects with all applicable Environmental Laws if, individually or in the aggregate, failure to comply therewith could reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Company or the Company and its Subsidiaries, taken as a whole.

                  (b) The Company will not and will not permit any of its Subsidiaries to cause or allow any Hazardous Substance to be present at any time on, in, under or above any real property or any part thereof in which the Company or any Subsidiary has a direct interest (including without limitation ownership thereof or any arrangement for the lease, rental or other use thereof, or the retention of any mortgage or security interest therein or thereon), except in a manner and to an extent that is in compliance in all material respects with all applicable Environmental Laws or that will not have a material adverse effect on the financial condition or results of operations of the Company or the Company and its Subsidiaries, taken as a whole.

                  10. NEGATIVE COVENANTS.

                      The Company covenants that so long as any of the Notes are outstanding:

                  10.1. TRANSACTIONS WITH AFFILIATES. The Company will not permit any Restricted Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

                  10.2. MERGER, CONSOLIDATION, ETC. The Company will not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

                  (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements and the Notes, together with a favorable opinion of counsel satisfactory to each such holder covering such matters relating to such corporation and such assumption as such holder may reasonably request; and

                  (b) immediately after giving effect to such transaction, no Default or Event of Default would exist;

                  (c) immediately prior to and after giving effect to such transaction, the Company or such successor, as the case may be, would be permitted by the provisions of Sections 10.4 and 10.9 to incur at least $1.00 of additional Indebtedness and $1.00 of additional Restricted Indebtedness, respectively; and

                  (d) in the case of any such transaction which would involve or result in a Change of Control, the Company shall have complied with Section 9.6.

                  No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

                  10.3. SALE OF ASSETS, ETC. The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Transfer, provided that the foregoing restriction does not apply to a Transfer if:

                  (a) the property that is the subject of such Transfer constitutes either (i) inventory held for sale, or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or such Restricted Subsidiary or that is obsolete, and, in the case of any Transfer described in clause (i) or (ii), such Transfer is in the ordinary course of business (each such Transfer, an "ORDINARY COURSE TRANSFER"); or

                  (b) such Transfer is from

                      (i) a Restricted Subsidiary to the Company or another Restricted Subsidiary, or

                      (ii)  the Company to a Restricted Subsidiary, or

                      (iii) the Company to a Subsidiary (other than a Restricted
                            Subsidiary) or from a Restricted Subsidiary to another Subsidiary (other than a Restricted Subsidiary) and in either case is for Fair Market Value, so long as immediately before and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist (each such Transfer, an "INTERGROUP TRANSFER");

                  (c) such Transfer is not an Ordinary Course Transfer or an Intergroup Transfer (such Transfers collectively referred to as "EXCLUDED TRANSFERS"), and all of the following conditions shall have been satisfied with respect thereto (the date of the consummation of such Transfer being referred to herein as the "PROPERTY DISPOSITION DATE"):

                      (i) the book value of the assets included in such Transfer, together with the book value of the assets included in all other Transfers (other than Excluded Transfers) during the fiscal year which includes the Property Disposition Date, shall not exceed fifteen percent (15%) of Consolidated Assets as of the end of the most recent fiscal year;

                      (ii) the book value of the assets included in such Transfer, together with the book value of the assets included in all other Transfers (other than Excluded Transfers) from January 1, 1998 through the Property Disposition Date, shall not exceed thirty percent (30%) of Consolidated Assets as of the end of the most recent fiscal year; and

                      (iii) immediately after giving effect to such Transfer, no
                            Default or Event of Default would exist and the Company would be permitted by the provisions of Sections 10.4 and 10.9 to incur at least $1.00 of additional Indebtedness and $1.00 of additional Restricted Indebtedness, respectively.

If, within twelve (12) months after the Property Disposition Date, the Company or a Restricted Subsidiary acquires assets similar to the assets included in the Transfer, then, only for the purpose of determining compliance with Sections 10.3(c)(i) and (ii), the lesser of the book value of the assets acquired or the book value of the assets included in the Transfer shall not be taken into account.

                  10.4. INCURRENCE OF INDEBTEDNESS. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to any Indebtedness, unless on the date the Company or such Restricted Subsidiary becomes liable with respect to any such Indebtedness and immediately after giving effect thereto and to the substantially concurrent retirement of any other Indebtedness,

                  (a) no Default or Event of Default would exist, and

                  (b) Consolidated Indebtedness would not exceed sixty percent
                      (60%) of Consolidated Capitalization.

              For purposes of this Section 10.4, any Person becoming a Restricted Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Indebtedness at the time it becomes a Restricted Subsidiary.

                  10.5. LIENS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

                  (a) Liens for taxes, assessments or other governmental charges the payment of which is not at the time required by Section 9.4;

                  (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due;

                  (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                  (d) any attachment or judgment Lien, unless the judgment or other obligation it secures (i) shall not, within ninety (90) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within ninety (90) days after the expiration of any such stay or (ii) exceeds, together with the amounts of all other obligations secured by attachment or judgment Liens at the time existing in respect of property of the Company and its Restricted Subsidiaries, $5,000,000;

                  (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

                  (f) Liens on property or assets of the Company or any of its Restricted Subsidiaries securing Indebtedness or other obligations owing to the Company or to a Wholly Owned Restricted Subsidiary;

                  (g) Liens existing on the date of this Agreement on the building referred to in item C of Schedule 5.15 and securing the Indebtedness referred to in item C of Schedule 5.15;

                  (h) any Lien renewing, extending or refunding any Lien permitted by Subsection (g) above, provided that (i) the principal amount of Indebtedness secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist and the Company would be permitted by the provisions of Sections 10.4 and 10.9 to incur at least $1.00 of additional Indebtedness and $1.00 of additional Restricted Indebtedness, respectively; and

                  (i) other Liens not otherwise permitted by Subsections (a) through (h) above, provided that (i) the total obligations secured by such other Liens shall not exceed 10% of Consolidated Capitalization and (ii) immediately after giving effect to the creation thereof, the Company would be permitted by the provisions of Sections 10.4 and 10.9 to incur at least $1.00 of additional Indebtedness and $1.00 of additional Restricted Indebtedness, respectively.

                  For purposes of this Section 10.5, any Person becoming a Restricted Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Restricted Subsidiary, and any Person extending, renewing or refunding any Indebtedness secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

                  10.6. RESTRICTED PAYMENTS. The Company will not, and will not permit any of its Restricted Subsidiaries to, declare or make, or incur any liability to declare or make, any Restricted Payment, unless immediately after giving effect to such action:

                  (a) no Default or Event of Default would exist; and

                  (b) the Company would be permitted by the provisions of Sections 10.4 and 10.9 to incur at least $1.00 of additional Indebtedness and $1.00 of additional Restricted Indebtedness, respectively.

                  10.7. CONSOLIDATED NET WORTH. The Company will not permit Consolidated Net Worth as at the last day of any fiscal quarter of the Company to be less than the sum of (a) $261,000,000, plus (b) 15% of its aggregate Consolidated Net Income (but only if a positive number) for the period beginning April 1, 1998 and ending at the end of each fiscal quarter thereafter.

                  10.8. LIMITATION ON DIVIDEND RESTRICTIONS, ETC. The Company will not permit any Restricted Subsidiary to enter into, adopt, create or otherwise be or become bound by or subject to any contract or charter or by-law provision limiting the amount of, or otherwise imposing restrictions on the declaration, payment or setting aside of funds for the making of, dividends or other distributions in respect of the capital stock of such Restricted Subsidiary to the Company or another Restricted Subsidiary.

                  10.9. LIMITATION ON RESTRICTED INDEBTEDNESS. The Company will not at any time permit the aggregate amount of Restricted Indebtedness to exceed 10% of Consolidated Capitalization.

                  10.10. PREFERRED STOCK OF RESTRICTED SUBSIDIARIES. The Company will not permit any Restricted Subsidiary to issue or permit to remain outstanding any Preferred Stock unless such Preferred Stock is issued to and at all times owned and held by the Company or a Wholly-Owned Restricted Subsidiary.

                  10.11. NO REDESIGNATION OF RESTRICTED SUBSIDIARIES. The Company will not designate any Restricted Subsidiary as, or take or permit to be taken any action that would cause any Restricted Subsidiary to become, an Unrestricted Subsidiary.

                  10.12. ADDITIONAL PROVISIONAL COVENANTS. So long as the Company is bound by a substantially similar covenant contained in the New Credit Agreement or any other agreement creating or evidencing Indebtedness (collectively, "ADDITIONAL AGREEMENTS"), the Company covenants as follows:

                  10.12.1. LINES OF BUSINESS. The Company will not and will not permit any of its Restricted Subsidiaries to engage in any line of business other than such lines of business in which it is presently engaged and those businesses reasonably related thereto.

                  10.12.2. LIENS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except (i) Liens permitted by subsections (a) through (h) of Section 10.5 of this Agreement, and
(ii) other Liens not otherwise permitted by Subsections (a) through (h) of
Section 10.5 of this Agreement, provided that (x) the fair market value of the assets subject to such other Liens shall not exceed 15% of Consolidated Net Worth, and (y) immediately after giving effect to the creation thereof, the Company would be permitted by the provisions of Sections 10.4 and 10.9 to incur at least $1.00 of additional Indebtedness and $1.00 of additional Restricted Indebtedness, respectively.

                  10.12.3. FINANCIAL COVENANTS.

                          (a) COVERAGE RATIO. As of the end of each fiscal
quarter, the Company shall not permit the ratio of Cash Flow for the four fiscal quarters then ending to Interest Expenses for such period to be less than 3.00 to 1.00.

                          (b) CONSOLIDATED INDEBTEDNESS TO ADJUSTED EBITDA. As
of the last day of each fiscal quarter, the Company shall not permit the ratio of Consolidated Indebtedness outstanding as of such day to the Adjusted EBITDA for the four (4) fiscal quarters then ended to exceed 3.00 to 1.00.

For the purposes of this section 10.12.3, the following terms shall have the indicated meanings:

                          "CASH FLOW" means, for any period, the total of the
following for the Company and the Restricted Subsidiaries calculated on a consolidated basis without duplication for such period in accordance with GAAP:
(A) EBITDA minus (B) capital expenditures.

                          "ADJUSTED EBITDA" shall mean, for any period (the
"SUBJECT PERIOD"), the sum of (a) EBITDA plus (b), to the extent not included in EBITDA, all Acquired EBITDA. The term "ACQUIRED EBITDA" shall mean, with respect to any Person acquired, or substantially all of whose assets have been acquired, by the Company or any Restricted Subsidiary during the Subject Period (herein a "TARGET"), the total of the following for the portion of the Subject Period prior to the acquisition of such Person or its assets (the "TEST PERIOD") determined on a consolidated basis in accordance with GAAP consistently applied from financial statements audited by a certified public accountant satisfactory to the Administrative Agent and covering the Test Period (provided that audited financial statements are not required if the annual earnings before interest, taxes, depreciation and amortization of the Target for the completed twelve month period prior to its acquisition is less than $5,000,000, calculated in the same manner as set forth in the definition of Acquired EBITDA but for such twelve month period) and otherwise on a basis acceptable to the Administrative
Agent:

                          i)  the consolidated net income (or net loss) of the
Target from operations, excluding the following:

                              a) the proceeds of any life insurance policy;

                              b) any gain arising from (1) the sale or other
disposition of any assets (other than current assets) to the extent that the aggregate amount of gains exceeds the aggregate amount of losses from the sale, abandonment or other disposition of assets (other than current assets), (2) any write-up of assets, or (3) the acquisition by the Target of its outstanding securities constituting Indebtedness;

                              c) any amount representing the interest of the
Target in the undistributed earnings of any other Person;

                              d) any earnings of any other Person accrued prior
to the date it becomes a Subsidiary of the Target or is merged into or consolidated with the Target or a Subsidiary of Target and any earnings, prior to the date of acquisition, of any other Person acquired in any other manner; and

                              e) any deferred credit (or amortization of a
deferred credit) arising from the acquisition of any Person; plus

                         ii)  to the extent deducted in computing such
consolidated net income (or loss), without duplication, the sum of (A) any deduction for (or less any gain from) income or franchise taxes included in determining such consolidated net income (or loss); plus (B) interest expense (including the interest portion of Capital Leases) deducted in determining such consolidated net income (or loss); plus (C) amortization and depreciation expense deducted in determining such consolidated net income (or loss); minus,

                         iii) to the extent added in computing such consolidated
net income (or loss) all income that has been included in the calculation of such net income for such period that will be eliminated in the future after the acquisition of such Target, as approved by the Administrative Agent.

                         "ADMINISTRATIVE AGENT" has the meaning specified in the
New Credit Agreement.

                         "EBITDA" means, for any period, the total of the
following calculated for the Company and the Restricted Subsidiaries without duplication on a consolidated basis in accordance with GAAP consistently applied for such period: (a) Consolidated Net Income from operations; plus (b) any deduction for (or less any gain from) income or franchise taxes included in determining Consolidated Net Income; plus (c) interest expense (including the interest portion of Capital Leases) deducted in determining Consolidated Net Income; plus (d) amortization and depreciation expense deducted in determining Consolidated Net Income.

                         "INTEREST EXPENSES" means, for any period, the total
interest expenses (including the interest portion of Capital Leases) for the Company and the Restricted

Subsidiaries calculated on a consolidated basis without duplication in accordance with GAAP.

                  10.12.4. "LIMITATION ON RESTRICTED INDEBTEDNESS The Company will not at any time permit the aggregate amount of Restricted Indebtedness to exceed 15% of Consolidated Net Worth.

If the Company ceases to be bound by any covenant contained in this Section
10.12 in all Additional Agreements, this Agreement shall, without further action on the part of the Company or any Holder, be deemed to be amended automatically to delete such covenant.

                  11. EVENTS OF DEFAULT.

                      An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), 9.6, 10.2 through 10.11 or 10.12.2,
10.12.3 or 10.12.4; or

                  (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or any Additional Covenant and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "NOTICE OF DEFAULT" and to refer specifically to this paragraph (d) of Section 11); or

                  (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or

                  (g) the Company or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Restricted Subsidiaries, or any such petition shall be filed against the Company or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company and its Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                  (j) if (i) any Plan subject to the minimum funding standards of ERISA or the Code shall fail to satisfy such standards for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate amount of unfunded accrued plan benefit liabilities under all Plans subject to Title IV of ERISA, determined in accordance with Financial Accounting Standards Board Statement No. 87 or 132, as the case may be, as of the end of such Plans' most recently ended plan year on the basis of actuarial assumptions specified for funding purposes in such Plans' most recent actuarial valuation report, shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Restricted Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Restricted Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Materially Adverse Effect.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

                  12. REMEDIES ON DEFAULT, ETC.

                  12.1. ACCELERATION.

                  (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                  (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 66 2/3% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                  (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

                  Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

                  12.2 OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

                  12.3 RESCISSION. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

                  12.4. WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

                  13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

                  13.1. REGISTRATION OF NOTES. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

                  13.2. TRANSFER AND EXCHANGE OF NOTES. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of
Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $2,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $2,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Section 6.2.

                  13.3. REPLACEMENT OF NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

                  14. PAYMENTS ON NOTES.

                  14.1. PLACE OF PAYMENT. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York, at the principal office of The Bank of New York in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

                  14.2. HOME OFFICE PAYMENT. So long as a Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, purchase price, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser's in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section
14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this
Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser have made in this Section 14.2.

                  15. EXPENSES, ETC.

                  15.1. TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by each Purchaser or holder of a Note in connection with such transactions (other than the negotiation, execution and delivery of this Agreement) and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Purchaser).

                  15.2. SURVIVAL. The obligations of the Company under this
Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

                  16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

              All representations and warranties contained herein and in any Request for Purchase shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by a Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of a Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the

Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes and each Confirmation of Acceptance embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

                  17. AMENDMENT AND WAIVER.

                  17.1. REQUIREMENTS. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any holder of Notes unless consented to by such holder of Notes in writing, (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of
Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal or purchase price of, or reduce the rate or change the time of payment or method of computation of interest or purchase price of, or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 9.6, 11(a), 11(b), 12, 17 or 20, and (c) no amendment or waiver of any of the provisions of Section 2 hereof, or any defined term (as it is used therein), will be effective unless consented to in writing by Prudential.

                  17.2. SOLICITATION OF HOLDERS OF NOTES.

                  (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

                  17.3. BINDING EFFECT, ETC. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

                  17.4. NOTES HELD BY COMPANY, ETC. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

                  18. NOTICES.

                  All notices and communications provided for hereunder (other than communications provided for in Section 2) shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to a Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or its nominee shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to the Company at its principal executive offices at 2140 Lake Park Blvd., Richardson, Texas 75080, telecopier number 972-497-6042, to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Any communication pursuant to Section 2 shall be made by the method specified for such communication in Section 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in Schedule A, with respect to a Purchaser, or this Section 18, with respect the Company, or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

Notices under this Section 18 will be deemed given only when actually received.

                  19. REPRODUCTION OF DOCUMENTS.

                  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by a Purchaser on a Closing Day (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to such Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

                  20. CONFIDENTIAL INFORMATION.

                  For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to a Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to a Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes), (ii) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
20), (v) any Person from which such Purchaser offers to purchase any security of the Company or a Subsidiary (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio, or
(viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this
Section 20.

                  21. SUBSTITUTION OF PURCHASER.

                  Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "PURCHASER" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "PURCHASER" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

                  22. MISCELLANEOUS.

                  22.1. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

                  22.2. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal or purchase price of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

                  22.3. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

                  22.4. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                  22.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

                  22.6. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York.

        If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.


                               Very truly yours,

                               LENNOX INTERNATIONAL INC




                               By: /s/ Clyde Wyant
                                   ------------------------------
                                   Clyde Wyant
                                   Executive Vice President and
                                   Chief Financial Officer




The foregoing is hereby
agreed to as of the
date hereof.

THE PRUDENTIAL INSURANCE
  COMPANY OF AMERICA

By: /s/Randall M. Kob
    --------------------------
       Randall M. Kob
       Vice President

                                                                      SCHEDULE A


Name and Address of Purchaser

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

(1) Unless otherwise specified, all payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Account No.  890-0304-391


The Bank of New York
New York, New York
ABA No.: 021-000-018

Each such wire transfer shall set forth the name of the Company, a reference to Senior Notes due __________ PPN _____, and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

     with sufficient information to identify the source and application of such funds.

(2) All notices of payments and written confirmations of such wire transfers:

The Prudential Insurance Company of America
c/o Prudential Capital Group
Four Gateway Center, 7th Floor
100 Mulberry Street
Newark, NJ   07102-4077
Attention: Trade Management Group

(3)  All other communications:

The Prudential Insurance Company of America
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, TX 75201
Attention: Managing Director

Recipient of telephonic prepayment notices:
Manager, Trade Management Group
(973)802-7398

(4)  Tax I.D. No. 22-1211670

(5) Authorized officers: Robert G. Gwin, Randall M. Kob, Ric E. Abel, Jay D. Squires, R. Chris Busbee and any other Vice President of Prudential Capital Group.

                                                                      SCHEDULE B

                                  DEFINED TERMS

              As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:



                  "ACCEPTANCE" is defined in Section 2.6.

                  "ACCEPTANCE DAY" is defined in Section 2.6.

                  "ACCEPTANCE WINDOW" is defined in Section 2.6.

                  "ACCEPTED NOTE" is defined in Section 2.6.

                  "ADDITIONAL AGREEMENTS" is defined in Section 10.12.

                  "ADDITIONAL COVENANT" is defined in Section 9.7.

                  "ADDITIONAL DEFAULT" is defined in Section 9.7.

                  "AFFILIATE" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "AFFILIATE" is a reference to an Affiliate of the Company.

                  "AGREEMENT" is defined in Section 17.3.

                  "AUTHORIZED OFFICER" means (i) in the case of the Company, its chief executive officer, its chief financial officer, its principal accounting officer, treasurer or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in Schedule A or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

              "AVAILABLE FACILITY AMOUNT" is defined in Section 2.1.

              "BUSINESS DAY" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, (b) for the purposes of
Section 2.3 only any day other than a Saturday or a Sunday, a day on which commercial banks in New York City are required or authorized to be closed and a day on which Prudential is not open for business, (c) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, or Dallas, Texas are required or authorized to be closed.

              "CANCELLATION DATE" is defined in Section 2.8.3.

              "CANCELLATION FEE" is defined in Section 2.8.3.

              "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

              "CAPITAL LEASE OBLIGATION" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

              "CHANGE OF CONTROL" is defined in Section 9.6.

              "CLOSING DAY" for any Accepted Note means the Business Day specified for the closing of the purchase and sale of such Note in the Request for Purchase of such Note, provided that (i) if the Acceptance Day for such Accepted Note is less than five Business Days after the Company shall have made such Request for Purchase and the Company and the Purchaser which is obligated to purchase such Note agree on an earlier Business Day for such closing, the "CLOSING DAY" for such Accepted Note shall be such earlier Business Day, and
(ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to Section 2.8.3, the Closing Day for such Accepted Note, for all purposes of this Agreement except Section 2.8.3, shall mean the Rescheduled Closing Day with respect to such Closing.

              "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

              "COMPANY" means Lennox International Inc., a Delaware corporation.

              "CONFIDENTIAL INFORMATION"  is defined in Section 20.

              "CONFIRMATION OF ACCEPTANCE" is defined in Section 2.6.

              "CONSOLIDATED ASSETS" means the total assets of the Company and its Restricted Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

              "CONSOLIDATED CAPITALIZATION" means, at any time, the sum of Consolidated Net Worth and Consolidated Indebtedness.

              "CONSOLIDATED INDEBTEDNESS" means, as of any date of determination, the total of all Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

              "CONSOLIDATED NET INCOME" for any period means the net income (or net loss) of the Company and its Restricted Subsidiaries for such period, determined in accordance with GAAP, excluding

              (a) the proceeds of any life insurance policy;

              (b) any gain arising from (1) the sale or other disposition of any assets (other than current assets) to the extent that the aggregate amount of gains exceeds the aggregate amount of losses from the sale, abandonment or other disposition of assets (other than current assets), (2) any write-up of assets, or (3) the acquisition by the Company or any Restricted Subsidiary of its outstanding securities constituting Indebtedness;

              (c) any amount representing the interest of the Company or any Restricted Subsidiary in the undistributed earnings of any other Person;

              (d) any earnings of any other Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary and any earnings, prior to the date of acquisition, of any other Person acquired in any other manner; and

              (e) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person.

              "CONSOLIDATED NET WORTH" means, at any time,

              (a) the sum of (i) the par value (or value stated on the books of the Company) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Restricted Subsidiaries at such time plus (ii) the amount of paid-in-capital and retained earnings of the Company and its Restricted Subsidiaries at such time, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, minus

              (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

              "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

              "DEFAULT RATE" means with respect to any series of Notes that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes of such Series or (ii) 2% over the rate of interest publicly announced by The Chase Manhattan Bank in New York, New York as its "BASE" or "PRIME" rate.

              "DELAYED DELIVERY FEE" is defined in Section 2.8.2.

              "DISTRIBUTION" means, in respect of any corporation, association or other business entity:

              (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interests); and

              (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

              "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

              "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

              "EVENT OF DEFAULT" is defined in Section 11.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

              "EXCLUDED TRANSFERS" is defined in Section 10.3.

              "FACILITY" is defined in Section 2.1.

              "FACILITY FEE" is defined in Section 2.8.1.

              "FAIR MARKET VALUE" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

              "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

              "GOVERNMENTAL AUTHORITY"  means

              (a) the government of

              (i) the United States of America or any State or other political subdivision thereof, or

              (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

              (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

              "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

              (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

              (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

              (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

              (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof. In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

              "HAZARDOUS SUBSTANCE" means any contaminant, pollutant or toxic or hazardous substance, and any substance that is defined or listed as a hazardous, toxic or dangerous substance under any Environmental Law or that is otherwise regulated or prohibited under any Environmental Law as a hazardous, toxic or dangerous substance.

              "HEDGE TREASURY NOTE(S)" means, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

              "HOSTILE TENDER OFFER" means, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

              "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

              "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

              (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

              (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

              (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

              (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

              (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money, but excluding in any event obligations in respect of (1) trade or commercial letters of credit issued for the account of such Person in the ordinary course of its business and (2) stand-by letters of credit issued to support obligations of such Person that do not constitute Indebtedness);

              (f) Swaps of such Person; and

              (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

              Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

              "ISSUANCE PERIOD" is defined in Section 2.2.

              "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form and (d) any Prudential Affiliate.

              "INTERGROUP TRANSFER" is defined in Section 10.3.

              "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

              "MAKE-WHOLE AMOUNT" is defined in Section 8.6.

              "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.

              "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or
(c) the validity or enforceability of this Agreement or the Notes.

              "MULTIEMPLOYER PLAN" means any Plan that is a "MULTIEMPLOYER PLAN" (as such term is defined in section 4001(a)(3) of ERISA).

              "NEW CREDIT AGREEMENT" means the Revolving Credit Facility Agreement dated as of July 29, 1999 among the Company, the lenders listed in
Schedule 2.01 thereto, Chase Bank of Texas National Association as administrative agent, Wachovia Bank, N.A., as syndication agent, and The Bank of Nova Scotia, as documentation agent.

              "NEW OWNER" is defined in Section 9.6.

              "NORRIS FAMILY" is defined in Section 9.6.

              "NOTES" is defined in Section 1.

              "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other Authorized Officer of the Company whose responsibilities extend to the subject matter of such certificate.

              "ORDINARY COURSE TRANSFER" is defined in Section 10.3.

              "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

              "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

              "PLAN" means an "EMPLOYEE BENEFIT PLAN" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

              "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

              "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

              "PROPERTY DISPOSITION DATE" is defined in Section 10.3.

              "PRUDENTIAL" shall mean The Prudential Insurance Company of
America

              "PRUDENTIAL AFFILIATE" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates, any investment fund over which Prudential or any subsidiary of Prudential has sole investment authority and any other entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Prudential.

              "PURCHASE DATE" is defined in Section 9.6.

              "PURCHASERS" means, with respect to any Accepted Notes the Persons, either Prudential or a Prudential Affiliate, which is purchasing such Accepted Notes.

              "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

              "REQUEST FOR PURCHASE" is defined in Section 2.4.

              "REQUIRED HOLDER(S)"means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

              "RESCHEDULED CLOSING DAY" is defined in Section 3.2.

              "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

              "RESTRICTED INDEBTEDNESS" means, without duplication, (i) Indebtedness of the Company or any Restricted Subsidiary which is secured by a Lien not otherwise permitted under subsections (a) through (h) of Section 10.5, and (ii) Indebtedness of a Restricted Subsidiary owing to any Person other than the Company or a Wholly-Owned Subsidiary.

              "RESTRICTED PAYMENT" means any Distribution in respect of the Company or any Restricted Subsidiary (other than on account of capital stock or other equity interests of a Restricted Subsidiary owned legally and beneficially by the Company or another Restricted Subsidiary), including, without limitation, any Distribution resulting in the acquisition by the Company of Securities which would constitute treasury stock. For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the Fair

Market Value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

              "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company which is (a) listed as a Restricted Subsidiary in Schedule 5.4 or (b) organized under the laws of, and conducts substantially all of its business and maintains substantially all of its property and assets within, the United States or any state thereof (including the District of Columbia).

              "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

              "SECURITY" has the meaning set forth in Section 2(1) of the Securities Act.

              "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

              "SERIES" is defined in Section 1.

              "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

              "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

              "TRANSFER" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including capital stock of, or a Security issued by, a Subsidiary.

              "UNRESTRICTED SUBSIDIARY" means any Subsidiary other than a Restricted Subsidiary.

              "VOTING RIGHTS" is defined in Section 9.6.

              "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

              "WHOLLY-OWNED RESTRICTED SUBSIDIARY" or "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Restricted Subsidiary or Subsidiary, respectively, one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries or Wholly-Owned Subsidiaries, respectively, at such time.

                                                                       EXHIBIT 1



                                 [FORM OF NOTE]





                            LENNOX INTERNATIONAL INC.

                ____% SENIOR NOTE, SERIES _____, DUE ____________


No. R- _____
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL INSTALLMENT DATES AND AMOUNTS:


         FOR VALUE RECEIVED, the undersigned, LENNOX INTERNATIONAL INC. (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [___________________________], or registered assigns, the principal sum of [___________________________] DOLLARS [on the Final Maturity Date specified above] [, payable in installments on the Principal Installment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof from the date hereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest, and any overdue payment of any Make-Whole Amount (as defined in the Master Shelf Agreement referred to below), payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i)____%1 or (ii) 2% over the rate of interest publicly announced by The Bank of New York from time to time in New York City as its Prime Rate.


---------------------

             (1) Interest rate plus 2%.

              Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the main office of The Bank of New York in New York City, or at such other place as the holder hereof shall have designated by written notice to the Company as provided in the Master Shelf Purchase Agreement referred to below.

              This Note is one of a series of Senior Notes (herein called the "NOTES") issued pursuant to a Master Shelf Agreement, dated as of October 15, 1999 (as from time to time amended, the "MASTER SHELF Agreement"), between the Company and The Prudential Insurance Company of America and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Master Shelf Agreement and (ii) to have made the representation set forth in Section 6.2 of the Master Shelf Agreement.

              This Note is a registered Note and, as provided in the Master Shelf Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note of the same Series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

              This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Master Shelf Agreement, but not otherwise.

              If an Event of Default, as defined in the Master Shelf Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Master Shelf Agreement.

              THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE OF LAW PRINCIPLES OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF LAWS OF A JURISDICTION OTHER THAN SUCH STATE.



                                   LENNOX INTERNATIONAL INC.


                                   By
                                      -----------------------------
                                      Executive Vice President and
                                      Chief Financial Officer

                                                                     EXHIBIT 2.4


                      [TO BE PLACED ON COMPANY LETTERHEAD]

                         [FORM OF REQUEST FOR PURCHASE]

                            LENNOX INTERNATIONAL INC.


                  Reference is made to the Master Shelf Agreement (the "AGREEMENT"), dated as of October 15, 1999, between Lennox International Inc. (the "COMPANY") and The Prudential Insurance Company of America. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

                  Pursuant to Section 2.4 of the Agreement, the Company hereby makes the following Request for Purchase:


             1. Aggregate principal amount of
                     the Notes covered hereby
                     (the "NOTES")  ...................  $

             2. Individual specifications of the Notes:

                                               Principal
                                 Final         Installment        Interest
                  Principal      Maturity      Dates and          Payment
                  Amount         Date          Amounts            Period(2)
                  ---------      --------      -----------        ---------

             3. Use of proceeds of the Notes:

             4. Proposed day for the closing of the purchase and sale of the
Notes:

             5. The purchase price of the Notes is to be transferred to:

                                                               Name and
                  Name and Address          Number of       Telephone No.
                      of Bank               Account         of Bank Officer
                  ----------------          ---------       ---------------


---------------------
             (2) Specify quarterly or semi-annual.

             6. The Company certifies (a) that the representations and
                warranties contained in Section 5 of the Agreement are true on and as of the date of this Request for Purchase except to the extent of changes caused by the transactions contemplated in the Agreement or such representations and warranties specifically relate to an earlier date and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.



Dated:


                                        LENNOX INTERNATIONAL INC.


                                        By
                                            Authorized Officer

                                                                     EXHIBIT 2.6


                      [FORM OF CONFIRMATION OF ACCEPTANCE]

                            LENNOX INTERNATIONAL INC.


                  Reference is made to the Master Shelf Agreement (the "AGREEMENT"), dated as of October 15, 1999, between Lennox International Inc. (the "COMPANY") and The Prudential Insurance Company of America. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

                  Each of the undersigned institutions which is named below as a Purchaser of any Accepted Notes hereby confirms the representations as to such Accepted Notes set forth in Section 6 of the Agreement, and agrees to be bound by the provisions of Sections 2.6 and 3 of the Agreement relating to the purchase and sale of such Accepted Notes.

                  Pursuant to Section 2.6 of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.       Aggregate principal amount $
                                     ----------


                  (A) (a) Name of Purchaser:
                      (b) Principal amount:
                      (c) Final maturity date:
                      (d) Principal installment dates and amounts:
                      (e) Interest rate:
                      (f) Interest payment period:



                  (B) (a) Name of Purchaser:
                      (b) Principal amount:
                      (c) Final maturity date:
                      (d) Principal installment dates and amounts:
                      (e) Interest rate:
                      (f) Interest payment period:
                  [(C),(D) ....: same information as to any other

II.      Closing Day:

III.     Facility Fee:





Dated:

                                      LENNOX INTERNATIONAL INC.


                                      By
                                         ------------------------
                                         Title:


                                      THE PRUDENTIAL INSURANCE
                                        COMPANY OF AMERICA


                                      By
                                         ------------------------
                                              Vice President



[Signature block for each named Purchaser other than Prudential]

                                                                  EXHIBIT 4.4(e)


                   [FORM OF OPINION OF COUNSEL TO THE COMPANY]







RE:      Lennox International Inc.
         ___% Senior Notes, Series _____,due __________

Ladies and Gentlemen:

                  I am an Assistant General Counsel for Lennox International Inc., a Delaware corporation (the "COMPANY"), and as such have acted as counsel to the Company in connection with (i) the issuance and sale by the Company of $_____________ in aggregate principal amount of its ___% Senior Notes, Series _____, due _____ (the "NOTES"), pursuant to the Master Shelf Agreement dated as of October 15, 1999 (the "AGREEMENT") among the Company, The Prudential Insurance Company of America and the other Purchasers (as defined therein), and
(ii) the purchase by you today of the Notes. This opinion is being furnished to you pursuant to Section 4.1(e) of the Agreement with the understanding that it will be relied upon by you in connection with the consummation of the transactions contemplated by the Agreement. The opinions expressed herein may also be relied upon by each subsequent institutional holder of the Notes. Capitalized terms used herein without definition have the respective meanings attributed thereto in the Agreement.

                  In so acting, I have participated in the preparation of the Agreement and the Notes being delivered to you today. As to various factual matters relevant to this opinion, I have made such inquiries as I have deemed appropriate of other employees of the Company and its Subsidiaries and I have relied upon the information given to me by such employees. I have also examined and relied upon the representations and warranties as to factual matters contained in or made pursuant to the Agreement and have examined and relied upon the originals, or copies certified or otherwise identified to my satisfaction, of such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. In such examination, I have assumed the genuineness of all signatures (other than signatures of officers of the Company), the due authorization, execution and delivery of the Agreement by you, the authenticity of all documents submitted to me as originals (other than the Agreement and the Notes), the conformity to original documents of all documents submitted to me as photostatic or certified copies and the authenticity of the originals of such latter documents.

                  Based upon the foregoing, I am of the opinion that:

                  1. Each of the Company and Lennox Industries Inc., Heatcraft Inc., and Armstrong Air Conditioning Inc. (the latter three together, the "PRIMARY OPERATING SUBSIDIARIES") is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority to own or hold under lease the property it purports to own or hold under lease, and to transact the business it transacts and proposes to transact, and, in the case of the Company, to execute and deliver the Agreement and the Notes and to perform the provisions of the Agreement and the Notes.

                  2. Each of the Company and the Primary Operating Subsidiaries is duly qualified as a foreign corporation and in good standing in each jurisdiction (other than the jurisdiction of its incorporation) in which the character of the properties owned or held under lease by it or the nature of the business transacted by it requires such qualification and in which the failure to so qualify would have a Material Adverse Effect.

                  3. The execution, delivery and performance by the Company of the Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company (no action of shareholders being required therefor) and the Agreement and the Notes purchased by and delivered to you today have been duly executed and delivered by the Company.

                  4. The Agreement and the Notes constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforceability may be limited by (a) general principles of equity (regardless of whether relief is sought in an action at law or in equity) and (b) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting enforcement of creditors' rights generally.

                  5. There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened against or affecting the Company or any Subsidiary or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                  6. The execution and delivery by the Company of the Agreement and the Notes, the consummation of the transactions contemplated by the Agreement and the performance of the terms and provisions of the Agreement and the Notes by the Company will not result in any breach of, or constitute a default under the certificate of incorporation or by-laws of the Company or (insofar as is known to me after due inquiry with respect thereto) under any indenture, mortgage, deed of trust, bank loan or credit agreement, or other material agreement or instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected, or, violate any existing law, governmental rule or regulation or any judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company.

                  7. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required for the valid execution and delivery or for the performance by the Company of the Agreement or the Notes.

                  8. The offer, issue, sale and delivery of the Notes purchased by and delivered to you today, under the circumstances contemplated by the Agreement, constitute exempted transactions under the Securities Act, and neither the registration of such Notes thereunder nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended, is required in connection with such offer, issue, sale and delivery of the Notes.

                  9. The issuance and sale of the Notes as contemplated by the Agreement will not involve any violations of Regulation T, U or X or any other rule or regulation of the Board of Governors of the Federal Reserve System pursuant to Section 7 of the Exchange Act.

                  10. The Company is not an investment company, or a person directly or indirectly controlled by or acting on behalf of an investment company, within the meaning of the Investment Company Act of 1940, as amended.

                  I express no opinion as to any laws other than the Federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of New York.

                                      Very truly yours,


                                      Anne W. Teeling

                                                                    SCHEDULE 5.4

              LENNOX INTERNATIONAL INC. SUBSIDIARIES             R = Restricted
                   AS OF SEPTEMBER 30, 1999                   UR = Unrestricted




                                                                                RESTRICTED/
NAME                                          OWNERSHIP      JURISDICTION OF INC.       NO. OF SHARES OUTSTANDING
----                                          ---------      -------------------        -------------------------
Lennox Industries Inc.                        100%           Iowa                       994,394 Common
         SEE  ANNEX A

Heatcraft Inc.                                100%           Mississippi                20 Common
         Frigus-Bohn S.A. de C.V.             50%            Mexico
                  LGL de Mexico, S.A. de C.V. 1%             Mexico                     50,000 Common
         Lennox Participacoes Ltda.           1%             Brazil
                  Frigo-Bohn do Brasil Ltda.  99%            Brazil
               Livernois Engineering Co.      100%           Michigan                   10,000 Common

Armstrong Air Conditioning Inc.               100%           Ohio                       1,030 Common

         Jensen-Klich Supply Co.              100%           Nebraska                   1,750 Common
         Armstrong Distributors Inc.          100%           Delaware                   1,000 Common

Lennox Global Ltd.                            100%           Delaware                   1,000 Common
         SEE ANNEX D

Lennox Commercial Realty Inc.                 100%           Iowa                       10 Common

Heatcraft Technologies Inc.                   100%           Delaware                   1,000 Common
         Lennox Industries                    1%             United Kingdom             300,000 Cum. Preference
                                                                                        13,900 Ordinary
         Strong LGL Colombia Ltda.            50%            Colombia                   10,000
         LGL Peru S.A.C.                      10%            Peru

Excel Comfort Systems Inc.                    100%           Delaware                   1,000 Common



                                              LOCATION OF SUBSTANTIAL

NAME                                          OPERATING ASSETS           UNRESTRICTED
----                                          ----------------           ------------
Lennox Industries Inc.                        United States              R
         SEE  ANNEX A

Heatcraft Inc.                                United States              R
         Frigus-Bohn S.A. de C.V.             Mexico                     UR
                  LGL de Mexico, S.A. de C.V. Mexico                     UR
         Lennox Participacoes Ltda.
                  Frigo-Bohn do Brasil Ltda.
               Livernois Engineering Co.      Michigan                   R

Armstrong Air Conditioning Inc.               United States              R

         Jensen-Klich Supply Co.              United States              R
         Armstrong Distributors Inc.          United States              R

Lennox Global Ltd.                            United States              UR
         SEE ANNEX D

Lennox Commercial Realty Inc.                 United States              R

Heatcraft Technologies Inc.                   United States
         Lennox Industries                    United Kingdom             UR

         Strong LGL Colombia Ltda.            Colombia                   UR
         LGL Peru S.A.C.                      Peru                       UR

Excel Comfort Systems Inc.                    Delaware                   R

                                     ANNEX A
                                       TO
                                  SCHEDULE 5.4

                       LENNOX INDUSTRIES INC. SUBSIDIARIES



NAME                                              OWNERSHIP      JURISDICTION OF INC.       NO. OF SHARES OUTSTANDING
----                                              ---------      -------------------        -------------------------
Lennox Industries (Canada) Ltd.                      100%              Canada                      5,250 Pref.
                                                                                                   35,031 Cl A Common
                                                                                                   1,180 Cl B Common

Lennox Industries SW Inc.                            100%              Iowa                        1,000 Common
Hearth Products Inc.                                 100%              Delaware                    1,000 Common
         Superior Fireplace Company                  100%              Delaware                    1,000 Common
         Marco Mfg., Inc.                            100%              California
                  Marcomp
         Pyro Industries, Inc.                       100%              Washington
         Securite Cheminees International Ltee       100%              Canada
          -Security Chimneys International USA Ltd.  100%
          -Cheminees Securite SARL                   100%              France
          -Security Chimneys UK Limited              100%              UK                          2 Ordinary
         Firecraft Technologies Inc.                 100%              Delaware                    1,000 Common

Products Acceptance Corporation                      100%              Iowa                        3,500 Common

Lennox Manufacturing Inc.                            100%              Delaware                    1,000 Common

Lennox Retail Inc.                                   100%              Delaware                    1,000 Common
         -Lennox Canada Inc.                         100%              Canada
                  SEE  ANNEX B
         Remainder of the Lennox Retail Inc. Subsidiaries are listed on ANNEX C


                                                      LOCATION OF SUBSTANTIAL      RESTRICTED/
NAME                                                  OPERATING ASSETS             UNRESTRICTED
----                                                  -----------------------      ------------
Lennox Industries (Canada) Ltd.                       Canada                       UR



Lennox Industries SW Inc.                             N/A                          R
Hearth Products Inc.                                  United States                R
         Superior Fireplace Company                   United States                R
         Marco Mfg., Inc.                             United States                R
                  Marcomp
         Pyro Industries, Inc.                        United States                R
         Securite Cheminees International Ltee        Canada                       UR
          -Security Chimneys International USA Ltd    United States                R
          -Cheminees Securite SARL                    France                       UR
          -Security Chimneys UK Limited               UK                           UR
         Firecraft Technologies Inc.                  Delaware                     R

Products Acceptance Corporation                       N/A                          R

Lennox Manufacturing Inc.                             United States                R

Lennox Retail Inc.                                    United States                R
         -Lennox Canada Inc.                          Canada                       UR
                  SEE  ANNEX B
         Remainder of the Lennox Retail Inc. Subsidiaries are listed on ANNEX C

                                     ANNEX B
                                       TO
                                  SCHEDULE 5.4

                         LENNOX CANADA INC. SUBSIDIARIES


The following are all in Canada and are all owned 100% by Lennox Canada Inc. unless otherwise noted and all are Unrestricted Subsidiaries:

         Bradley Air Conditioning Limited
         Valley Refrigeration Limited
         Dearie Contracting Inc.
         Dearie Martino Contractors Ltd.
         Foster Air Conditioning Limited
         Bryant Heating & Cooling Co. Ltd.
         Montwest Air Ltd.
         Fahrhall Mechanical Contractors Limited
         Sipco Energies Ltd.
         MHR Home Comfort Center Ltd.

                                     ANNEX C
                                       TO
                                  SCHEDULE 5.4

                         LENNOX RETAIL INC. SUBSIDIARIES



The following are all in the United States and are all owned 100% by Lennox Retail Inc. unless otherwise noted and all are Restricted Subsidiaries:

         D.A. Bennett, Inc. - New York
         Air Engineers, Inc. - Florida
         Industrial Building Services, Inc. - Florida
         Hobson Heating and Air Conditioning, Inc. - Georgia Calverley Air Conditioning & Heating Co., Inc. - Texas
         Air Experts, Inc. - Ohio
         Jebco Heating & Air Conditioning, Inc. - Colorado
         Air Systems of Florida, Inc. - Florida
         Gray Refrigeration, Inc. - Texas
         Airmasters Heating & Air Conditioning Co. - Michigan
         Cook Heating & Air Conditioning, Inc. - Michigan
         Cook Heating & Air Conditioning Co., Inc. - Indiana
         Andy Lewis Htg. & A/C of Charlotte, Inc. - North Carolina Andy Lewis Heating & Air Conditioning, Inc. - Georgia Sedgwick Sedgwick Heating & Air Conditioning Co. - Minnesota Shumate Mechanical Inc. - Delaware
         Gables Air Conditioning, Inc. - Florida
         Ryan Heating Co. Inc. - Delaware
         The October Group (d/b/a Greenwood Heating) - Washington Peitz Heating and Cooling, Inc. - South Dakota

                                     ANNEX D
                                       TO
                                  SCHEDULE 5.4

                         LENNOX GLOBAL LTD. SUBSIDIARIES


          ALL LENNOX GLOBAL SUBSIDIARIES ARE UNRESTRICTED SUBSIDIARIES


                                                                                                          LOCATION OF SUBSTANTIAL
NAME                                  OWNERSHIP      JURISDICTION OF INC.   NO. OF SHARES OUTSTANDING     OPERATING ASSETS
----                                  ---------      -------------------    -------------------------     -----------------------
LGL Asia-Pacific Pte. Ltd.               100%         Rep. of Singapore     2 Ordinary                    Singapore

Fairco S.A.                              50%          Argentina                                           Argentina

LGL Europe Holding Co.                   100%         Delaware              1,000 Common                  N/A
         SEE ATTACHED ANNEX E

UK Industries Inc.                       100%         Delaware              1,000 Common                  N/A

LGL de Mexico, S.A. de C.V.              99%          Mexico                50,000 Common                 Mexico

Lennox Participacoes Ltda.               99%          Brazil

Frigo-Bohn do Brasil Ltda.               1%           Brazil                                              Brazil
         McQuay do Brasil                79%          Brazil                                              Brazil
                  SIWA S.A.              100%         Uruguay                                             Uruguay

Str. LGL Dominicana, S.A.                100%         Dominican Republic

Strong LGL Colombia Ltda.                50%          Colombia

LGL Belgium S.P.R.L.                     4%           Belgium               1 Common                      Belgium

LGL (Thailand) Ltd.                      100%         Thailand                                            Thailand

LGL Peru S.A.C.                          90%          Peru                                                Peru

LGL Australia (US) Inc.                  100%         Delaware              1,000 Common                  Delaware
         SEE ATTACHED ANNEX F

                                     ANNEX F
                                       TO
                                  SCHEDULE 5.4

                      LGL AUSTRALIA (US) INC. SUBSIDIARIES


                          ALL UNRESTRICTED SUBSIDIARIES

                                                                                                            LOCATION OF SUBSTANTIAL
NAME                                         OWNERSHIP   JURISDICTION OF INC.   NO. OF SHARES OUTSTANDING   OPERATING ASSETS
----                                         ---------   -------------------    -------------------------   -----------------------
LGL Co Pty Ltd                               100%            Australia                                            Australia
      LGL Australia Investment Pty Ltd       100%            Australia                                            Australia
             LGL Australia Finance Pty Ltd    10%            Australia                                            Australia
      LGL Australia Finance Pty Ltd           90%            Australia                                            Australia
             LGL Australia Holdings Pty Ltd  100%            Australia                                            Australia
                    James N Kirby Pty Ltd*   100%            Australia                                            Australia
Lennox Australia Pty. Ltd.                   100%            Australia            1,575,000 Com Cl A              Australia
                                                                                  1,575,000 Com Cl B
LGL (Australia) Pty Ltd                      100%            Australia                                            Australia
LGL Refrigeration Pry. Ltd.                  100%            Australia                                            Australia


        *Stock is pledged to seller of company to secure a portion of the purchase price and other obligations incurred in connection with the acquisition

                                     ANNEX E
                                       TO
                                  SCHEDULE 5.4

                       LGL EUROPE HOLDING CO. SUBSIDIARIES

                          ALL UNRESTRICTED SUBSIDIARIES

                                                                                                NO. OF
NAME                                                      OWNERSHIP      JURISDICTION OF INC.   SHARES OUTSTANDING
----                                                      ---------      -------------------    ------------------
-LGL Holland B.V.                                         100%           Holland

         -Ets. Brancher S.A.                              70%            France
                  -Frinotec S.A.                          99.68%         France
                  -LGL France                             100%           France
                           -Herac Ltd.                    100%           United Kingdom
                           -Friga-Coil S.R.O              50%            Czech Republic
         -LGL Germany GmbH                                100%           Germany                500 Common
              -Friga-Bohn Warmeaustauscher GmbH           100%           Germany
              -Hyfra Ind. GmbH                            99.9%          Germany
              -Ruhaak                                     100%           Germany
              -Refac Nord GmbH                            100%           Germany
                  -Refac West                             100%           Germany
         -Lennox Global Spain S.L.                        100%           Spain
              -ERSA                                       90.1%          Spain
                   -Aldo Marine                           70%            Spain
              -Lennox Refac, S.A.                         100%           Spain
                   -Redi sur Andalucia                    70%            Spain
                   -Refac Portugal Lda.                   50%            Portugal
Portugal
         -LGL Belgium S.P.R.L.                            99.6%          Belgium                249 Common
         -Refac B.V.                                      100%           Belgium
              -Refac Kalte-Klima Technik
                Vertriebs GmbH                            50%
         -HCF Lennox Limited                              100%           United Kingdom         100 Ordinary
              -Lennox Industries                          99%            United Kingdom         300,000 Cum. Preference
                                                                                                14,040 Ordinary
                   -Environheat Limited                   100%           United Kingdom         32,765 Ordinary
         -West S.R.L.                                     100%           Italy

     -Janka Radotin a.s.                                  100%            Czech Republic
         -Friga Coil s.r.o                                50%             Czech Republic
         -Janka Slovensko, s.r.o.                         00%             Slovak Republic

                                                          LOCATION OF SUBSTANTIAL
NAME                                                      OPERATING ASSETS
----                                                      -----------------------
-LGL Holland B.V.                                               Holland

         -Ets. Brancher S.A.                                    France
                  -Frinotec S.A.                                France
                  -LGL France                                   France
                           -Herac Ltd.                          N/A
                           -Friga-Coil S.R.O                    Czech Republic
         -LGL Germany GmbH                                      Germany
              -Friga-Bohn Warmeaustauscher GmbH
              -Hyfra Ind. GmbH                                  Germany
              -Ruhaak                                           Germany
              -Refac Nord GmbH                                  Germany
                  -Refac West                                   Germany
         -Lennox Global Spain S.L.
              -ERSA
                   -Aldo Marine
              -Lennox Refac, S.A.
                   -Redi sur Andalucia                          Spain
                   -Refac Portugal Lda.
Portugal
         -LGL Belgium S.P.R.L.                                  Belgium
         -Refac B.V.                                            Belgium
              -Refac Kalte-Klima Technik
                Vertriebs GmbH
         -HCF Lennox Limited                                    United Kingdom
              -Lennox Industries                                United Kingdom

                   -Environheat Limited                         N/A
         -West S.R.L.                                           Italy

     -Janka Radotin a.s.                                        Czech Republic
         -Friga Coil s.r.o                                      Czech Republic
         -Janka Slovensko, s.r.o.                               Slovak Republic

                                                                   SCHEDULE 5.15


                            LENNOX INTERNATIONAL INC.
                           AND RESTRICTED SUBSIDIARIES
                               INDEBTEDNESS AS OF
                      SEPTEMBER 30, 1999 (EXCEPT AS NOTED)



A.       LENNOX INTERNATIONAL INC.

         (1)      Agreement of Assumption and Restatement dated as of December 1,
         1991 between Lennox International Inc. and the Noteholders identified at the end thereof, pursuant to which Lennox International Inc.
         delivered its:

         9.53% Series F Promissory Notes due 2001                                             $21,000,000

         9.69% Series H Promissory Notes due 2003                                              24,600,000



         (2)      Note Purchase Agreement dated as of December 1, 1993 among                  100,000,000
         Lennox International Inc. and the Noteholders identified at the end thereof, pursuant to which Lennox International Inc. delivered its
         6.73% Senior Promissory Notes due 2008



         (3)      Note Purchase Agreement dated as of July 6, 1995 between                     20,000,000
         Lennox International Inc. and Teachers Insurance and Annuity
         Association of America, pursuant to which Lennox International Inc.
         delivered its 7.06% Senior Promissory Notes due 2005



         (4)      Guaranty dated September 19, 1995 from Lennox International                   1,004,268*
         Inc. to First Bank of Natchitoches & Trust Company and Regions Bank of
         Louisiana guaranteeing 50% of debt of Alliance Compressors to such
         Banks under a Promissory Note dated September 19, 1995



         (5)      Guaranty of 50% of amounts due from Alliance Compressors                        323,888*
         under a Master Equipment Lease Agreement dated March 28, 1995 with
         NationsBanc Leasing Corporation



         (6)      Letter of Credit guaranteeing debt of Refac B.V. to Stork                       779,000
         N.V. in connection with purchase of stock of Refac B.V. from Stork N.V.


         (7)      Guaranty of 50% of Frigus Bohn S.A. de C.V. Line of Credit from                 750,000
         Bank One, Texas, N.A., in the maximum amount of $1,500,000

         (8)      Letter of Credit guaranteeing debt of Lennox Australia Pty                      305,510
         Ltd. to Alcair Industries Pty Ltd. in connection with purchase of assets of Alcair Industries Pty Ltd.


         (9)      Note Purchase Agreement dated as of April 3, 1998, between Lennox
         International Inc. and the Noteholders identified therein, pursuant to which Lennox International Inc. delivered its:

                  6.56% Senior Notes due April 3, 2005                                         25,000,000
                  6.75% Senior Notes due April 3, 2008                                         50,000,000




         (10)     Revolving Credit Facility Agreement dated as of July 29,1999                124,000,000






         (11)     Guaranty of Interim Facility Loan from LGL Co. Pty Ltd to                    16,390,000
         Chase Manhattan Bank, Sydney, Australia



B.       LENNOX INDUSTRIES INC.



         None



C.       LENNOX COMMERCIAL REALTY INC.



        11.1% Mortgage Note Agreement with Texas Commerce Bank, N.A. due                        6,701,300
        January 1, 2000, secured by mortgage on headquarters building and an assignment of the Lease between Lennox Commercial Realty Inc. and
        Lennox Industries Inc.


D.       MISCELLANEOUS CAPITAL LEASES AND OTHER DEBT**                                          2,890,272
                                                                                             ------------


TOTAL OUTSTANDING INDEBTEDNESS OF LENNOX
INTERNATIONAL INC. AND RESTRICTED SUBSIDIARIES                                               $393,744,238
                                                                                             ============

     *50% as of APRIL 30, 1999
     **as of AUGUST 31, 1999



                                       2